EXHIBIT 99.1

Sigma Additive Solutions Reports Second Quarter 2023 Financial Results

SANTA FE, NM – August 14, 2023 – Sigma Additive Solutions, Inc. (NASDAQ:SASI) (“Sigma”, “we,” “our,” or the “Company”), a leading provider of quality assurance software to the commercial 3D printing industry, has reported its financial and operating results for the quarter ended June 30, 2023.

Second Quarter 2023 Results Conference Call

Due to discussions related to the Company’s ongoing consideration of a range of strategic alternatives designed to enhance shareholder value, including a possible strategic investment, acquisition, merger, business combination, or similar transaction, Sigma is not hosting its regular quarterly conference call. Future material developments related to strategic alternatives will be publicly communicated to shareholders.

Management Commentary

Jacob Brunsberg, President and Chief Executive Officer of Sigma, stated, “During the second quarter we continued our progress reducing expenses and cash burn while working with Lake Street Capital Markets and advisors on the exploration of a variety of strategic alternatives.

“We expect our expenses to continue to decrease into the third quarter. In our Current Report on Form 8-K filed with the SEC on July 20, 2023, we reported that we had received four written, non-binding proposals to purchase assets or acquire the company in a merger or reverse merger and were in talks regarding the respective proposals, as well as possible alternative transactions with other parties that expressed interest in a possible transaction as we worked to formally close our strategic transaction process. We also reported that we had reduced our headcount to a core team we felt important to a possible sale of the company or all or a portion of its assets and support of current customers and had discontinued our product development activities and ceased to pursue new customers.

“Since July 20, 2023, we have received additional written, non-binding proposals as well as revised previous proposals to purchase certain assets of the Company and/or acquire the Company in a merger or reverse merger. Although we have not yet entered into any definitive agreements, we are continuing to work towards such definitive agreements with interested parties. We look forward to providing additional updates in the weeks to come,” concluded Brunsberg.

Second Quarter 2023 Financial Results

Revenue for the second quarter of 2023 totaled $97,043 compared to revenues of $236,660 for the second quarter of 2022. The decrease was primarily due to decreased PrintRite3D sales, decreased subscription-based revenue, and decreased annual maintenance contract revenue.

Gross profit for the second quarter of 2023 was $60,552 as compared to $43,585 in the second quarter of 2022. Gross margin for the second quarter of 2023 was 62% compared to gross margin of 18% for the prior year quarter. The increase was primarily attributable to a lower cost of revenue due to fewer unit sales and installations in the second quarter of 2023 as compared to the second quarter of 2022.

Total operating expenses for the second quarter of 2023 were $1.4 million, compared to $2.3 million in 2022, a decrease of 40%. The decrease was primarily attributable to a decrease in salaries and benefits, office expenses, and business travel attributable to our reduced workforce.

Net loss for the second quarter of 2023 was $1.3 million, or $0.12 per share, as compared to a net loss of $2.3 million, or $0.22 per share in the second quarter of 2022.

Cash totaled $0.4 million at June 30, 2023, as compared to $2.8 million at December 31, 2022. Cash used in operating activities for the six months ended June 30, 2023 totaled $2.4 million as compared to $4.3 million in the six months ended June 30, 2022. Average monthly cash usage in the second quarter of 2023 was approximately $373,000, down from an average of $452,000 for the first quarter of 2023 and $652,000 for the fourth quarter of 2022.

About Sigma Additive Solutions

Sigma Additive Solutions, Inc. is a leading provider of in-process quality assurance (IPQA™) solutions to the additive manufacturing industry. Sigma specializes in the development and commercialization of real-time monitoring and analytics known as PrintRite3D® for 3D metal and polymer advanced manufacturing technologies. PrintRite3D detects and classifies defects and anomalies real-time during the manufacturing process, enabling significant cost-savings and production efficiencies by reducing waste, increasing yield, and shortening cycle times. Sigma believes its software solutions will be a major catalyst for the acceleration and adoption of industrial 3D printing.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, Sigma’s ability to identify and successfully negotiate a strategic transaction and, failing that, to satisfy its capital needs through increasing its revenue and obtaining additional financing, the extent of the market’s acceptance of PrintRite3D®, and general economic, industry or political conditions in the United States or internationally. Sigma disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact Sigma’s forward-looking statements, please see disclosures contained in Sigma’s public filings with the SEC, including the “Risk Factors” in Sigma’s Annual Report on Form 10-K, and which may be viewed at www.sec.gov.

Sigma Additive Solutions Contact

Chris Tyson

Executive Vice President

MZ Group - MZ North America

949-491-8235

SASI@mzgroup.us

www.mzgroup.us

Sigma Additive Solutions, Inc.

Condensed Balance Sheets

	June 30, 2023	December 31, 2022
	(Unaudited)

ASSETS
Current Assets:
Cash	$368,443	$2,845,931
Accounts Receivable, net	45,454	371,620
Inventory	940,034	950,943
Prepaid Assets	137,105	105,226
Total Current Assets	1,491,036	4,273,720

Other Assets:
Property and Equipment, net	227,787	304,903
Intangible Assets, net	1,215,411	1,125,285
Total Other Assets	1,443,198	1,430,188

TOTAL ASSETS	$2,934,234	$5,703,908

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts Payable	$300,562	$277,492
Deferred Revenue	127,188	120,073
Accrued Expenses	115,195	231,633
Total Current Liabilities	542,945	629,198

TOTAL LIABILITIES	542,945	629,198

Commitments & Contingencies	-	-

Stockholders’ Equity
Preferred Stock, $0.001 par value; 10,000,000 shares authorized; 316 and 465 shares issued and outstanding, respectively	1	1
Common Stock, $ 0.001 par value; 24,000,000 shares authorized; 10,772,713 and 10,498,802 shares issued and outstanding, respectively	10,773	10,499
Additional Paid-In Capital	54,904,792	54,406,694
Accumulated Deficit	(52,524,277)	(49,342,484)
Total Stockholders’ Equity	2,391,289	5,074,710

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,934,234	$5,703,908

Sigma Additive Solutions, Inc.

Condensed Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

REVENUES	$97,043	$236,660	$227,202	$288,504

COST OF REVENUE	36,491	193,075	100,155	233,166

GROSS PROFIT	60,552	43,585	127,047	55,338

OPERATING EXPENSES:
Salaries & Benefits	554,182	1,184,818	1,485,764	2,476,828
Stock-Based Compensation	138,489	167,439	363,339	338,415
Operations and R&D Costs	105,259	146,885	231,971	290,303
Investor, Public Relations and Marketing	57,824	152,300	112,768	246,626
Organization Costs	38,240	60,817	89,438	119,566
Legal & Professional Service Fees	152,025	144,528	336,276	355,944
Office Expenses	94,190	303,600	248,689	509,032
Depreciation & Amortization	21,470	29,861	49,597	61,445
Other Operating Expenses	202,892	89,177	294,873	176,964
Total Operating Expenses	1,364,571	2,279,425	3,212,715	4,575,123

LOSS FROM OPERATIONS	(1,304,019)	(2,235,840)	(3,085,668)	(4,519,785)

OTHER INCOME (EXPENSE)
Interest Income	9	1,176	17	2,747
State Incentives	-	-	-	76,628
Exchange Rate Gain (Loss)	(849)	(10,436)	(3,352)	(10,766)
Interest Expense	(3,235)	(2,070)	(6,471)	(3,389)
Other Income	-	-	35,680	-
Total Other Income (Expense)	(4,075)	(11,330)	25,874	65,220

LOSS BEFORE PROVISION FOR INCOME TAXES	(1,308,094)	(2,247,170)	(3,059,794)	(4,454,565)

Provision for income Taxes	-	-	-	-

Net Loss	$(1,308,094)	$(2,247,170)	$(3,059,794)	$(4,454,565)

Preferred Dividends	(10,688)	(14,220)	(22,435)	(28,440)

Net Loss Applicable to Common Stockholders	$(1,318,782)	$(2,261,390)	$(3,082,229)	$(4,483,005)

Net Loss per Common Share – Basic and Diluted	$(0.12)	$(0.22)	$(0.29)	$(0.43)

Weighted Average Number of Shares Outstanding – Basic and Diluted	10,772,713	10,498,802	10,731,922	10,498,802

Sigma Additive Solutions, Inc.

Condensed Statements of Cash Flows

(Unaudited)

	Six Months Ended
	June 30, 2023	June 30, 2022
OPERATING ACTIVITIES
Net Loss	$(3,059,794)	$(4,454,565)
Adjustments to reconcile Net Loss to Net Cash used in operating activities:
Noncash Expenses:
Depreciation and Amortization	49,597	61,445
Stock Based Compensation - Employees	363,339	338,415
Stock Based Compensation - Third Party Services	(489)	23,490
Stock Based Compensation - Directors	13,523	43,442
Change in assets and liabilities:
Accounts Receivable	326,166	120,434
Inventory	10,909	(73,586)
Prepaid Assets	(31,879)	(17,197)
Accounts Payable	23,070	33,958
Deferred Revenue	7,115	(18,151)
Accrued Expenses	(116,438)	(372,188)
NET CASH USED IN OPERATING ACTIVITIES	(2,414,881)	(4,314,503)

INVESTING ACTIVITIES
Purchase of Property and Equipment	42,516	(83,848)
Purchase of Intangible Assets	(105,123)	(115,197)
NET CASH USED IN INVESTING ACTIVITIES	(62,607)	(199,045)

FINANCING ACTIVITIES
NET CASH PROVIDED BY FINANCING ACTIVITIES	-	-

NET CHANGE IN CASH FOR PERIOD	(2,477,488)	(4,513,548)

CASH AT BEGINNING OF PERIOD	2,845,931	11,447,047

CASH AT END OF PERIOD	$368,443	$6,933,499

Supplemental Disclosures:
Noncash investing and financing activities disclosure:
Preferred Stock Dividends	$22,435	$28,440
Conversion of Preferred Shares to Common Shares	$188,830	$-
Other noncash operating activities disclosure:
Issuance of Securities for Services	$13,034	$66,932
Disclosure of cash paid for:
Interest	$6,471	$3,389
Income Taxes	$-	$-